UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2017

Mitek Systems, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35231	87-0418827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100 San Diego, California		92101
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (619) 269-6800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Russell C. Clark

On June 21, 2017, Mitek Systems, Inc. (the “Company”) announced that Russell C. Clark, the Company’s Chief Financial Officer, was leaving the Company to pursue other opportunities. Mr. Clark’s resignation from the Company will be effective July 1, 2017 (the “Effective Date”) and until such time, Mr. Clark will remain as an employee of the Company to assist with the transition of the Company’s new Chief Financial Officer (as described below), at the same base salary as Mr. Clark received during his service as Chief Financial Officer. Mr. Clark’s resignation was not the result of any disagreement with respect to the Company’s operations, policies or practices.

In connection with Mr. Clark’s resignation and on or about the Effective Date, the Company expects to enter into a separation agreement with Mr. Clark, pursuant to which Mr. Clark will provide a general release of claims against the Company and will be eligible to receive a pro-rated bonus for the fiscal year ending September 30, 2017, which such pro-rated bonus shall be based on actual performance, calculated in the same manner as applicable to other officers of the Company, but pro-rated based on days elapsed in the fiscal year through the Effective Date.

Offer Letter, Executive Severance and Change of Control Plan and Indemnification Agreement with New Chief Financial Officer

Offer Letter

On June 21, 2017, the board of directors of the Company appointed Jeffrey Davison, age 53, as the Company’s Chief Financial Officer.

Prior to joining the Company, Mr. Davison was Senior Vice President, Sales Success of NetSuite Inc., one of the world’s leading providers of cloud-based financials, enterprise resource planning, human resources, professional services automation and omnichannel commerce software suites, from May 2014 through December 2016, where he was responsible for solution consulting, business development representatives, sales operations, sales enablement, and sales planning and analysis and oversaw approximately six hundred employees. From August 2013 through April 2014, Mr. Davison served as Chief Financial Officer of Outbrain Inc., a worldwide provider of content discovery platforms, where he was responsible for all aspects of finance and accounting, planning, business systems, insurance, and reporting. Prior to his position at Outbrain, Mr. Davison served as Chief Financial Officer of RightNow Technologies, Inc., from January 2008 through April 2012, and served as Vice President, Finance and Operations from April 2006 through January 2008 and Vice President, Sales Operations, from September 2000 through April 2006. While holding these positions, he managed the financial aspects of RightNow’s transition from a privately held company through its initial public offering and eventually through its $1.8 billion acquisition by Oracle Corporation. Mr. Davison holds a B.S. in Accounting from Montana State University-Bozeman.

Pursuant to his offer letter with the Company, which became effective on June 21, 2017, Mr. Davison’s initial base salary will be $300,000 and he will be eligible for an annual bonus targeted at $180,000 (i.e., 60% of his base salary), based upon achievement of certain annual corporate and individual performance goals. In connection with his appointment, Mr. Davison was granted: (i) restricted stock units to acquire shares of 150,000 shares of the Company’s common stock (the “RSUs”) and (ii) Senior Executive Long Term Incentive Restricted Stock Units to acquire 300,000 shares of the Company’s common stock (the “Senior Executive Performance RSUs”). The RSUs were granted under the Amended and Restated Mitek Systems Inc. 2012 Incentive Plan (the “Plan”) and form of restricted stock unit award agreement adopted for use thereunder and vest over a period of four years following the grant date, with 25% of the shares of the Company’s common stock subject to the RSUs vesting annually from the grant date. The Senior Executive Performance RSUs were also granted under the Plan and form of senior executive long term incentive restricted stock unit award agreement adopted for use thereunder and vest pursuant to the terms of the Plan, only if the Company meets a significant threshold level of stock price appreciation by the end of the performance period specified therein. Mr. Davison also will be eligible to participate in the Company’s 401(k) savings plan and the health, disability, insurance and other plans made available generally to the Company’s salaried employees. Mr. Davison’ offer letter is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Mr. Davison does not have any family relationship with any director or executive officer of the Company and has not been directly or indirectly involved in any transactions with the Company.

Executive Severance and Change of Control Plan

In connection with Mr. Davison’s appointment as the Chief Financial Officer of the Company, the Company entered into an Executive Severance and Change of Control Plan (the “Executive Severance Plan”) with Mr. Davison. Under the terms of the Executive Severance Plan, if the Company terminates Mr. Davison’s employment without cause or if Mr. Davison terminates his employment for good reason, Mr. Davison will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of his termination; (ii) a lump-sum cash amount equal to 100% of his then-current annual base salary; and (iii) a lump-sum cash amount equal to twelve months of premium payments for continuation coverage under the Company’s health plans.

In addition, if Mr. Davison is terminated without cause or terminates his employment for good reason at any time within two months prior to or twelve months following a change in control of the Company, Mr. Davison will be entitled to receive the benefits set forth in (i) through (iii) of the above paragraph as well as, accelerated vesting of 100% of all outstanding equity awards then held by Mr. Davison.

The foregoing summary of the Executive Severance and Change of Control Plan is qualified in its entirety by reference to Exhibit 10.2 of this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreement

On June 21, 2017, Mr. Davison also entered into the Company’s standard form of indemnification agreement, the form of which has been previously filed by the Company as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 filed with the Securities and Exchange Commission on December 4, 2015.

Item 8.01 Other Events.

On June 21, 2017, the Company issued a press release announcing Mr. Clark’s separation from the Company and the appointment of Mr. Davison as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Offer Letter, dated June 21, 2017 between Mitek Systems, Inc. and Jeffrey Davison.
10.2	Executive Severance and Change of Control Plan, dated June 21, 2017, by and between Mitek Systems, Inc. and Jeffrey Davison.
99.1	Press Release issued on June 21, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Mitek Systems, Inc.

By:     /s/ Jason L. Gray
Jason L. Gray
General Counsel

Date: June 21, 2017